AMENDMENT #1
TO
PARTICIPATION AGREEMENT

THIS AMENDMENT #1 is entered into on April 24, 2009, to be effective on May 1, 2009, to that certain Participation Agreement dated November 28, 2007, among PRINCIPAL LIFE INSURANCE COMPANY, VAN ECK WORLDWIDE INSURANCE TRUST, VAN ECK SECURITIES CORPORATION, and VAN ECK ASSOCIATES CORPORATION.

WHEREAS, the parties to the Participation Agreement wish to amend and restate Schedule A and add a new Schedule B;

NOW, THEREFORE, in consideration of their mutual promises, the undersigned parties agree as follows:

1.	Schedule A to the Participation Agreement shall be amended and restated as shown on the attached Schedule A, which is included herein by reference.

2.	A new Schedule B to the Participation Agreement shall be added to the Participation Agreement as shown on the attached Schedule B, which is included herein by reference.

3.	Except as expressly modified hereby, all other terms and conditions of the Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

PRINCIPAL LIFE INSURANCE COMPANY

/s/ Sara Wiener
By: ____________________________________
Name: Sara Wiener
Title Director - Life Product Mgmt

VAN ECK WORLDWIDE INSURANCE TRUST

/s/ J. R. Sim
By: ____________________________________
Name: Jonathan R. Sim
Title: Vice President

VAN ECK SECURITIES CORPORATION

/s/ Peter T. Moeller
By: ____________________________________
Name: Peter T. Moeller
Title: Senior Vice President

VAN ECK ASSOCIATES CORPORATION

/s/ J. R. Sim
By: ____________________________________
Name: Jonathan R. Sim
Title: Vice President

SCHEDULE A

Principal Life Insurance Company Variable Life Separate Account

Principal Life lnsurance Company Separate Account B

SCHEDULE B

Worldwide Hard Assets Fund -Initial Class

Worldwide Hard Assets Fund -Class S